UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2013

SafeStitch Medical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

(305) 575-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

ITEM 3.02	Unregistered Sales of Equity Securities.

On August 13, 2013, SafeStitch Medical, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tweety Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and TransEnterix, Inc., a Delaware corporation (“TransEnterix”). Pursuant to the Merger Agreement, Merger Sub will merge with and into TransEnterix with TransEnterix surviving the merger as the Company’s wholly owned subsidiary (the “Merger”).

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of TransEnterix’s capital stock issued and outstanding immediately preceding the Merger will be converted into the right to receive 1.1723 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), other than those shares of TransEnterix’s common stock held by non-accredited investors, which shares will instead be converted into the right to receive an amount of cash per share equal to volume-weighted average price of a share of the Company’s common stock on the OTCBB for the 60-trading day period ending one trading day prior to the date on which the Merger closes. Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, the Company will assume all of TransEnterix’s options and warrants issued and outstanding immediately prior to the Merger at the same exchange ratio and issue to the holders of such securities in exchange therefor options and warrants to acquire approximately 15,939,000 and 1,421,000 shares of Common Stock, respectively. Following the Merger, TransEnterix’s current stockholders would hold approximately 65% of the Company’s Common Stock on a fully-diluted basis.

Subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, upon consummation of the Merger, the Company will expand its board of directors (the “Board”) from seven to nine directors, three of whom will be directors appointed by the Company, and six of whom will be directors designated by TransEnterix.

Pursuant to the Merger Agreement, each party has made certain customary representations and warranties to the other parties thereto. The Merger is conditioned upon approval by TransEnterix’s stockholders, consummation of the Private Placement (as defined below) and certain other customary closing conditions. The Merger is expected to close during the third quarter of 2013.

In connection with the Merger Agreement, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with certain private investors (the “Investors”), pursuant to which the Investors have agreed to purchase an aggregate of 7,500,000 shares of a new series of the Company’s preferred stock, par value $0.01 per share, to be designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), each share of which would initially be convertible, subject to certain conditions, into ten shares of Common Stock (the “Conversion Shares” and, together with the Series B Preferred Stock, the “Private Placement Securities”), for a purchase price of $4.00 per share of Series B Preferred Stock payable in cash, cancellation of certain indebtedness of TransEnterix or a combination thereof (the “Private Placement”). Pursuant to the Purchase Agreement, the Company may agree to issue and sell up to an additional 1,250,000 shares of Series B Preferred Stock within two weeks subsequent to the closing of the issuance and sale of the initial 7,500,000 shares. Among the Investors are Frost Gamma Investments Trust, an entity controlled by Dr. Phillip Frost, one of the largest beneficial owners of the Company’s common stock, and Dr. Jane Hsiao, the Company’s current Chairman of the Board (collectively, the “Related-Party Investors”), each of whom would acquire shares of Series B Preferred Stock in the Private Placement pursuant to the same terms, and subject to the same conditions, as those applicable to all other Investors. The Audit Committee of the Board approved the Related-Party Investors’ participation in the Private Placement. Consummation of the Private Placement is conditioned upon consummation of the Merger and certain customary closing conditions.

None of the shares of Common Stock issuable pursuant to the Merger, the warrants or options issuable pursuant to the Merger or the shares of Common Stock issuable upon exercise of such warrants and options (collectively, the “Merger Securities”) or the Private Placement Securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered the Merger Securities and the Private Placement Securities in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each Investor and each person acquiring Merger Securities represented or will be required to represent to the Company that such person was an “accredited investor” as defined in Rule 501(a) under the Securities Act and that such person was acquiring the Private Placement Securities or Merger Securities, as applicable, for investment and not with a view to distribution thereof.

In connection with the Merger Agreement and the Private Placement, the Investors and certain of the Company’s and TransEnterix’s current stockholders, including the Related-Party Investors, have agreed to enter into lock-up and voting agreements (each a “Lock-up and Voting Agreement”), pursuant to which such persons will agree, subject to certain exceptions, not to sell, transfer or otherwise convey any of the Company’s securities held by them (collectively, “Covered Securities”) for a certain period following the date on which the Merger and the Private Placement are consummated (the “Closing Date”). The Lock-up and Voting Agreement provides that such persons may sell, transfer or convey (i) up to 50% of their respective Covered Securities during the period commencing on the one-year anniversary of the Closing Date and ending on the eighteen-month anniversary of the Closing Date and (ii) up to an aggregate of 75% of their respective Covered Securities during the period commencing on the eighteen-month anniversary of the Closing Date and ending on the two-year anniversary of the Closing Date. The restrictions on transfer contained in the Lock-up and Voting Agreement cease to apply to the Covered Securities following the second anniversary of the Closing Date.

Additionally, pursuant to the Lock-up and Voting Agreement, each person party thereto will agree, for the period commencing on the Closing Date and ending on the one-year anniversary of the Closing Date, to vote all of such person’s Covered Securities in favor of (i) amending the Company’s Amended and Restated Certificate of Incorporation to change the legal name of the Company to “TransEnterix, Inc.”, (ii) effecting a reverse stock split of the Common Stock on terms approved by the Board and (iii) amending the Company’s 2007 Incentive Compensation Plan in order to increase the number of shares of Common Stock available for issuance thereunder.

Effectiveness of the Lock-up and Voting Agreements is conditioned upon consummation of the Merger and the Private Placement.

The foregoing description of the Merger Agreement, the Purchase Agreement and the Lock-up and Voting Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement, the Purchase Agreement and the form of Lock-up and Voting Agreement, which are filed as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.01.	Regulation FD Disclosure

On August 14, the Company issued a press release announcing the Merger Agreement and the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of August 13, 2013, by and among SafeStitch Medical, Inc., Tweety Acquisition Corp. and TransEnterix, Inc.

10.1	Securities Purchase Agreement, dated as of August 13, 2013, by and among SafeStitch Medical, Inc. and the Investors party thereto

10.2	Form of Lock-up and Voting Agreement

99.1	Press Release, Dated August 14, 2013

+	The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFESTICH MEDICAL, INC.

Date: August 14, 2013	By:	/s/ James J. Martin
		Name:	James J. Martin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of August 13, 2013, by and among SafeStitch Medical, Inc., Tweety Acquisition Corp. and TransEnterix, Inc.

10.1	Securities Purchase Agreement, dated as of August 13, 2013, by and among SafeStitch Medical, Inc. and the Investors party thereto

10.2	Form of Lock-up and Voting Agreement

99.1	Press Release, Dated August 14, 2013

+	The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.